Exhibit 10.1

                                             SALES DISTRIBUTION AGREEMENT

This marketing and retail sales distribution agreement (the "Agreement") is made by and between Gilax, Corp. ("Gilax") and/or assigns (the  "Assigns") to market and  distribute  the products  listed in Attachment A hereto  (the  "Products"),   and  DalLes Ltd. ("DalLes"), collectively the "Parties", on this 1 day of August, 2012.

Whereas, DalLes is a supplier of new railway ties in Russia, of which a non-exclusive list is provided in Attachment A, and Gilax, and its  Assigns are in the  business of  marketing  and  distributing  products in North America, the Parties agree as follows:

1.              A.    DalLes agrees to supply the Products and fill Gilax 's written orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of fifteen (15) days or less following receipt of any written order.

                B.      Gilax or Assigns shall pay for Products released by DalLes to Gilax under this Agreement by wire transfer or credit card prior to product shipment.

               C.       The currency of this Agreement is American dollars (USD).

2. Supplier agrees to deliver to Gilax copies of all applicable reports, articles, tests, investigations, certificates and any other comments or other information (collectively the "Information") on the Products immediately after Supplier's receipt of such Information.

3.   Product cost in this agreement will be determined according to Attachments A and B. DalLes is entitled to make reasonable adjustment(s) to the price of the products; discounts can also be negotiated. Gilax will pay shipping, unless other arrangements have been made.

4. Term.  This agreement will run in perpetuity, unless terminated by either of the Parties.

5. Termination. Termination of this Agreement may be commenced upon thirty (30) days written Notice.  Termination  will be effective sixty days  (60) days  following  the date that  Notice  of  termination  is received  by the  non-terminating  Party.  Gilax or Assigns will be permitted to sell, market,  and  distributes  all Products (that have been ordered from DalLes, or are in the  possession of Gilax or Assigns at termination).

6. Nature of the Relationship.  This Agreement is non-exclusive with respect to DalLes’ existing and future distribution channel.

7. There are no set minimum quota requirements for sales under this Agreement. DalLes is obliged to assist in the completion of each sales order regardless of the quantity. Orders will be taken on a case by cases basis by DalLes.

8. DalLes warrants that DalLes’ Products are not subject to any claim, demand, or  legal  action  by  any  third  party.  DalLes warrants  and guarantees  that to the best of its  knowledge  all claims made by DalLes about the Products are true and correct.

9.  All notices and other communications  required or permitted under this Agreement  shall be validly  given,  made, or served if in writing and delivered  personally or sent by registered  mail, to the other party. Address where notice is to be sent: Gilax or Assigns: 42A Krygina Street, Suite 133, Vladivostok, Russia 690065, DalLes: 17A Fontannaya Street, Vladivostok, Russia 690091. Each party may, by notice to the other as provided herein, designate a different address.

10. Disputes.  All disputes arising out of or under this Agreement, which cannot be settled by  agreement  of the parties  shall be submitted to Arbitration Court at the Chamber of Commerce in Vladivostok,  Russian Federation. The prevailing party in any dispute shall be reimbursed all of its  reasonable  costs,  including reasonable attorney's fees by the other party.

11. This Agreement and the rights and obligations of the parties herein, shall be construed in accordance with the laws of Russian Federation. The Parties hereby consent to the jurisdiction and venue of the courts of Russian Federation.

12. This Agreement may be signed by facsimile if required in as many counterparts as may be required.

Signatures:

DalLes, Ltd.                                                               Gilax, Corp.

/S/ Konstantin Tarbeev                                              /S/ Aleksandr Gilev

Konstantin Tarbeev                                                   Aleksandr Gilev

ATTACHMENT A

Description:  NEW softwood pine (Pinus Sylvestris), untreated railway ties, Siberian origin.

Type: A1

Size: 7" thick x 9" wide x 8'6" long (standard mainline railway ties, North America)

Price: 30.00 USD/pcs  FOB Sea Port Vladivostok, Russia

Type: A2

Size: 6" thick x 8" wide x 8'6" long (standard industrial & light use siding ties, North America)

Price: 25.00 USD/pcs  FOB Sea Port Vladivostok, Russia

Quantity: 1,100-2,200 pcs/month

Shipment: by sea; 220 pcs per one 20ft container

Delivery Details: within 15 days

Product Quality:  untreated, sound and straight, square edged, the full length specified, double end trimmed, with full body and full face, free from any defects that may impair their strength or durability, such as bark, splits, shakes, large or numerous holes or knots, pitch seams, pitch rings, slanting grain and decay.

Agreed to and accepted as of the 1 day of August, 2012 by:

Signatures:

DalLes, Ltd.                                                               Gilax, Corp.

/S/ Konstantin Tarbeev                                              /S/ Aleksandr Gilev

Konstantin Tarbeev                                                   Aleksandr Gilev

ATTACHMENT B

Description:  RECLAIMED softwood pine (Pinus Sylvestris), untreated railway ties, Siberian origin.

Type: Grade A+ (excellent) quality; essentially sound and square edged

Price: 12.00 USD/pcs  FOB Sea Port Vladivostok, Russian Federation

Type: Grade A (good) quality; waney edged, assorted size appearance

Price: 10.00 USD/pcs  FOB Sea Port Vladivostok, Russian Federation

Type: Grade C (fair) quality

Price: 6.00 USD/pcs  FOB Sea Port Vladivostok, Russian Federation

Quantity: 2,200-4,400 pcs/month

Shipment: by sea; 220 pcs per one 20ft container

Delivery Details: within 15 days

Agreed to and accepted as of the 1 day of August, 2012 by:

Signatures:

DalLes, Ltd.                                                               Gilax, Corp.

/S/ Konstantin Tarbeev                                              /S/ Aleksandr Gilev

Konstantin Tarbeev                                                   Aleksandr Gilev

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